UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 23, 2013 (May 22, 2013)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY International Inc. was held on May 22, 2013. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.	Election of Directors

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paula H. Cholmondeley	113,275,417	7,364,233	62,721	7,752,302
Michael J. Coleman	118,110,631	2,531,607	60,133	7,752,302
John C. Miles, II	119,922,209	734,682	45,480	7,752,302
John L. Miclot	118,776,183	1,859,890	66,298	7,752,302

2.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company's internal control over financial reporting for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions
124,780,653	3,544,678	129,342

3.	Proposal to approve the non-binding advisory vote on the Company's Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,764,315	4,492,696	445,360	7,752,302

4.	Amendment to the Certificate of Incorporation to declassify the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,253,213	305,718	143,440	7,752,302

5.	Stockholder proposal regarding disclosure of political expenditures.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,700,150	69,849,032	19,153,189	7,752,302

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

By: /s/Deborah M. Rasin
Deborah M. Rasin
Vice President, Secretary
and General Counsel

Date: May 23, 2013